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                                                                    EXHIBIT 23.8


                      Independent Auditors' Consent


The Partners
910 Louisiana and 777 Walker:


We consent to the use of our reports dated March 12, 2004, with respect to the statements of revenues and certain operating expenses of 910 Louisiana, Houston, Texas and 777 Walker, Houston, Texas included in this registration statement on Form S-11 (No. 333-108780) of Hines Real Estate Investment Trust, Inc., and to the reference to our firm under the heading "Experts" in the registration statement.



                                            /s/ KPMG LLP



Houston, Texas


June 9, 2004